Exhibit 10.1

EXECUTION COPY

SATISFACTION AND TERMINATION AGREEMENT

This Satisfaction and Termination Agreement (this “Agreement”), is made and entered into as of October 24, 2008 (the “Effective Date”), by and among Las Vegas Gaming, Inc. a Nevada corporation (the “Company”), CAMOFI MASTER LDC, a Cayman Islands limited duration company (“CAMOFI” or “Holder”), Imagineering Gaming, Inc., a Nevada corporation (“IGI”), and Las Vegas Keno, Inc., a Nevada corporation (“LVKI”).

RECITALS

WHEREAS, the Company and Holder were parties to that certain Securities Purchase Agreement dated as of June 30, 2005 (the “2005 Purchase Agreement”), pursuant to which the Company issued to Holder certain senior secured notes and that certain Common Stock Purchase Warrant dated June 30, 2005 granting Holder the right to purchase up to 1,050,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at an exercise price of $1.48 per share (the “2005 Warrant”);

WHEREAS, the Company and Holder are parties to that certain Securities Purchase Agreement dated as of March 31, 2006 (the “2006 Purchase Agreement”), pursuant to which the Company issued to Holder certain senior secured notes and that certain Common Stock Purchase Warrant dated March 31, 2006 granting Holder the right to purchase up to 2,500,000 shares of Common Stock at an exercise price of $1.48 per share (the “2006 Warrant”);

WHEREAS, in connection with the execution of the 2006 Purchase Agreement and the issuance of the 2006 Warrant, the Company and Holder agreed that each the 2005 Purchase Agreement and the 2005 Warrant were terminated;

WHEREAS, in connection with prior commitments to the senior secured notes issued to the Holder, the Company issued to the Holder 300,000 shares of Common Stock represented by share certificate #2517 dated February 14, 2008;

WHEREAS, the original senior secured notes issued to the Holder by the Company have been amended and restated into the Amended and Restated Senior Secured Convertible Note Due January 1, 2010 in the aggregate principal amount of $6,051,250.00 (the “Note”);

WHEREAS, IGI, LVKI and the Holder are parties to a Subsidiary Guarantee dated as of March 31, 2006 (the “Subsidiary Guarantee”), as amended pursuant to Amendment No. 1 to Subsidiary Guarantee dated effective as of April 30, 2008 among IGI, LVKI and the Holder (the Subsidiary Guarantee as amended by Amendment No. 1 to Subsidiary Guarantee, the “Guarantee”);

WHEREAS, the Company, IGI, LVKI and the Holder are parties to a Security Agreement dated as of March 31, 2006 (the “Original Security Agreement”), as amended pursuant to Amendment No. 1 to Security Agreement, dated effective April 30, 2008 between the Company, IGI, LVKI and the Holder (the Original Security Agreement as amended by Amendment No. 1 to Security Agreement, the “Security Agreement”);

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WHEREAS, on March 22, 2007 the Company issued to Holder that certain Stock Purchase Warrant dated as of such date pursuant to which the Company granted the Holder the right to purchase up to 175,000 shares of Common Stock at an exercise price of $1.48 per share (the “2007 Warrant”);

WHEREAS, the Company, IGI, LVKI and the Holder are parties to a Security Interest Agreement executed May 13, 2008 (the “First Security Interest Agreement”);

WHEREAS, the Company, IGI, LVKI and the Holder are parties to a Security Interest Agreement executed June 10, 2008 (the “Second Security Interest Agreement”) (the First Security Interest Agreement and the Second Security Interest Agreement together the “Security Interest Agreements”)

WHEREAS, the Company and the Holder are parties to an Amended and Restated Registration Rights Agreement dated as of April 30, 2008 (the “RRA”);

WHEREAS, in connection with the repayment of the Note, the Company, IGI, LVKI and the Holder are confirming the terminations of the 2005 Purchase Agreement and the 2005 Warrant, and terminating the 2006 Purchase Agreement (except for the Surviving Provisions (as defined herein)), the Note, the Guarantee, the Security Agreement and the Security Interest Agreements (all of the foregoing documents collectively, the “Credit Documents”) and the RRA (together with the Credit Documents, the “Existing Agreements”), except to the extent otherwise expressly provided for herein, on the terms and conditions set forth in this Agreement; and

WHEREAS, each of the Company, IGI and LVKI, on the one hand, and Holder, on the other hand, has agreed to release the other from all claims, rights and obligations arising from or relating to the Existing Agreements.

WITNESSETH

NOW, THEREFORE, in consideration of the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to (a) vote five percent (5%) or more of the equity capital having ordinary voting power for the election of directors (or similar Persons) of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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“Person” shall mean individual, corporation, partnership, governmental or quasi-governmental agency, authority, commission, board or other body, or other entity.

“Trading Day” shall mean a day on which Common Stock is traded on a Trading Market.

“Trading Market” shall mean the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question:  the Nasdaq Small Cap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

2. Incorporation of Preliminary Statements and Acknowledgement.  The recitals and preliminary statements set forth above are hereby incorporated into this Agreement and made a part hereof.  Without limiting the foregoing, the Company hereby acknowledges that each of the 2006 Warrant and 2007 Warrant (together, the “Warrants”) shall remain in effect in accordance with their respective terms;

3. Termination of Existing Agreements.

(a) The Holder, in consideration of the mutual release set forth herein and expressly subject to and conditioned upon receipt of the Outstanding Balance amount set forth in Section 4 by wire transfer of immediately available funds, hereby confirms, covenants and agrees that:

(i) The Company, IGI and LVKI are hereby fully and completely discharged from all liabilities, covenants and obligations under and pursuant to the Note and the other Existing Agreements, except for (1) the Warrants and (2) sections 4.1, 4.3, 4.5, 4.7, 4.11 (provided that the only portion of Section 4.11 that will survive as contemplated in this Section 3(a)(i) shall be the obligation of the Company to indemnify in respect of any breach by the Company after the Effective Date of any of the other surviving Provisions), 4.12, 5.7 and 5.9 of the 2006 Purchase Agreement (such sections, which shall survive solely to the extent applicable to the 2006 Warrant and the shares of Common Stock issuable upon exercise thereof, collectively, the “Surviving Provisions”);

(ii) all liens, claims, mortgages, security interests and other encumbrances of any nature (collectively, “Liens”) under the Existing Agreements are hereby terminated and released;

(iii) all of the Holder’s rights, remedies, powers and privileges under and with respect to all Existing Agreements (excluding the Warrants and the Surviving Provisions) are hereby extinguished and terminated;

(iv) each of the Existing Agreements (except for the Warrants and the Surviving Provisions) is hereby fully and completely terminated and is of no further force and effect, except as and to the extent otherwise expressly set forth in Section 8;

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(v) The Holder shall (1) promptly return to the Company the original Note marked “VOID” or “CANCELLED” or “PAID”; provided, that if the Note is not so marked upon its return to the Company, the Company is hereby authorized to so mark the Note, and (2) promptly execute and deliver to the Company (or its designees) any and all necessary release documents, including without limitation, UCC-3 financing statements and releases of Liens, to evidence the release and termination of the Holder’s Liens on any assets of the Company, IGI, LVKI and any of their respective Affiliates; and

(vi) The Holder irrevocably authorizes the Company to file or cause to be filed in any jurisdiction any UCC-3 financing statements and terminations on behalf of the Holder necessary to evidence the release and termination of the Holder’s Liens on any assets of the Company, IGI, LVKI and any of their respective Affiliates.

(b) The Holder waives any notice or other formality required under the Note and any of the other Credit Document for the payoff of the Note and the termination of the Existing Agreements as provided in this Agreement, and any rights or remedies the Holder may have as a result of such payoff.

(c) The Company hereby acknowledges that the share certificate #2517 issued on February 14, 2008 for 300,000 shares of the Company’s Common Stock shall not be terminated by this Agreement.

4. Payoff of Note.  The Holder hereby acknowledges and agrees that the aggregate sum necessary to pay and satisfy in full all principal, interest, fees, and any other amounts whatsoever owing under the Note and the other Credit Documents (the “Outstanding Balance”) is as follows as of the date of this Agreement:

Principal:	$6,051,250.00
Prepayment Penalty (20%):	$1,210,250.00
Interest:	$357,022.00
Outstanding Balance as of October 24, 2008:	$7,618,522.00

Outstanding Balance shall increase by a per diem amount of $2,017.00 (the "Per Diem Interest") for each day after October 24, 2008 until full payment of the Outstanding Balance is made, to account for the continued accrual of interest.

5. Certain Deliveries. The Company has delivered to the Holder the following on the Effective Date:

(a) an opinion of its legal counsel in form and substance satisfactory to Holder, addressed to the Holder and the Company’s transfer agent, which opinion provides that all securities currently held by the Holder, other than the Warrants and the shares of Common Stock, issuable upon exercise of the Warrants (the “Shares”), are freely tradable under Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended; and

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(b) an opinion of its legal counsel in form and substance satisfactory to Holder, addressed to the Holder and the Company’s transfer agent, which opinion provides that, assuming the Holder exercises the Warrants pursuant to the cashless exercise provisions contained therein, the Shares shall be freely tradable under Rule 144.

6. Representations and Warranties of the Company, IGI and LVKI.  The Company, IGI and LVKI, jointly and severally, represent and warrant as of the date hereof to the Holder, as follows:

(a) Authorization; Enforcement.  Each of the Company, IGI and LVKI has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by each of the Company, IGI and LVKI and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, IGI and LVKI, respectively, and no further corporate action is required by the Company, IGI or LVKI, or any of their respective boards of directors or stockholders in connection therewith.  This Agreement has been duly executed by each of the Company, IGI and LVKI and constitutes the valid and binding obligation of each of the Company, IGI and LVKI enforceable against each of them in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts.  The execution, delivery and performance of this Agreement by each of the Company, IGI and LVKI and the consummation by each of the Company, IGI and LVKI of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of any of their respective certificates or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company, IGI or LVGI is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company, IGI or LVKI is bound or affected; except as could not have or reasonably be expected to result in a material adverse effect on the Company, IGI and LVGI, taken as a whole.

(c) After giving effect to the termination of the Existing Agreements as provided in this Agreement, (i) the Warrants, the Surviving Provisions and this Agreement are the only binding agreements (written or oral) of any nature that exist between the Holder or any Affiliate of the Holder, on the one hand, and any of the Company, IGI, LVKI or any Affiliate of the Company, IGI or LVKI, on the other hand, and (ii) neither the Holder nor any Affiliate of Holder has any liability or obligation, contingent or otherwise, to the Company, IGI or LVKI, or any of their respective Affiliates of any nature (other than pursuant to the express terms of the Warrants, the Surviving Provisions and this Agreement).

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7. Representations and Warranties of the Holder. Holder represents and warrants as of the date hereof to the Company, as follows:

(a) Authority.  The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder, and no further corporate action is required by the Holder, or its board of directors or equivalent governing body or stockholders in connection therewith.  This Agreement has been duly executed by the Holder and constitutes the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts.  The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holders’ certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Holder is subject (including federal and state securities laws and regulations), or by which any property or asset of the Holder is bound or affected; except as could not have or reasonably be expected to result in a adverse effect on the Holder.

(c) After giving effect to the termination of the Existing Agreements as provided in this Agreement, (i) the Warrants, the Surviving Provisions and this Agreement are the only binding agreements (written or oral) of any nature that exist between the Holder or any Affiliate of the Holder, on the one hand, and any of the Company, IGI, LVKI or any Affiliate of the Company, IGI or LVKI, on the other hand, and (ii) neither the Company, IGI or LVKI, nor any of their respective Affiliates has any liability or obligation, contingent or otherwise, to the Holder or any of Affiliate of the Holder of any nature (other than pursuant to the express terms of the Warrants, the Surviving Provisions and this Agreement).

8. Effect on 2006 Purchase Agreement. Notwithstanding anything contained in Section 3(a)(i) and 3(a)(iv) to the contrary, although all of the terms and provisions of the 2006 Purchase Agreement other than the Surviving Provisions are being fully terminated pursuant to this Agreement, the definitions that are contained in the 2006 Purchase Agreement and that are used to define capitalized terms contained in but not otherwise defined in the 2006 Warrant shall survive the termination of the terms and provisions (other than the Surviving Provisions) of the 2006 Purchase Agreement for the sole purpose of providing definitions for such capitalized terms to the extent applicable.

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9. Mutual Release.

(a) Holder Release.

(i) Effective as of the receipt by Holder of the Outstanding Balance as contemplated herein, the Holder, for itself and on behalf of its Affiliates, successors and assigns (the “Holder Releasing Parties”), hereby fully, unconditionally and irrevocably waives, releases and forever discharges, acquits and holds harmless each of the Company, IGI, LVKI and their respective Affiliates, successors and assigns (the “Company Released Parties”) from any and all claims, causes of action, suits, charges, demands, losses, costs, expenses (including attorneys’ fees and expenses), obligations, liabilities and/or damages of every kind and nature whatsoever (including under applicable law), whether now existing, known or unknown, suspected or unsuspected, fixed or contingent, relating in any way, directly or indirectly, to the Note, the other Existing Agreements, the Warrants and the Surviving Provisions, that any of such the Holder Releasing Parties may now have or may hereafter claim to have against any of the Company Released Parties, in each case based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the date hereof (collectively, the “Holder Released Claims”); excluding, however, the obligations of the Company arising from and relating to the period after the date hereof under the Warrants and the Surviving Provisions, which remain outstanding and in full force and effect in accordance with and subject to their respective terms.

(ii) The Holder further covenants and agrees to never assert, commence or join in the pursuit of, or to encourage or solicit the assertion, commencement or pursuit of any Holder Released Claim against any Company Released Party in any sort of proceeding before any governmental body or any arbitrator of any nature.  If any governmental body or arbitrator of any nature assumes jurisdiction over any proceeding against any Company Released Party on behalf of a Holder Releasing Party, such party will promptly after becoming aware of same request that such governmental body or arbitrator withdraw from or dismiss with prejudice any such proceeding.

(iii) The Holder represents and warrants that (1) no Holder Releasing Party has commenced any proceeding against any of the Company Released Parties with respect to any Holder Released Claims, (2) it has agreed to this release knowingly and voluntarily and in the total absence of any fraud, mistake, duress, coercion and/or undue influence, (3) Holder is the sole lawful owner of the Holder Released Claims, and (4) Holder has not assigned, conveyed or otherwise transferred any Holder Released Claims, or any interest therein, to any other person or entity.

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(b) Company Release.

(i) Effective as of the payment of the Outstanding Balance, each of Company, IGI and LVKI, for itself and on behalf of its respective Affiliates, successors and assigns (the “Company Releasing Parties”), hereby fully, unconditionally and irrevocably waives, releases and forever discharges, acquits and holds harmless the Holder and its Affiliates, successors and assigns (the “Holder Released Parties”) from any and all claims, causes of action, suits, charges, demands, losses, costs, expenses (including attorneys’ fees and expenses), obligations, liabilities and/or damages of every kind and nature whatsoever (including under applicable law), whether now existing, known or unknown, suspected or unsuspected, fixed or contingent, relating in any way, directly or indirectly, to the Note, the other Existing Agreements, the Warrants and the Surviving Provisions that any of such Company Releasing Parties may now have or may hereafter claim to have against any of the Holder Released Parties, in each case based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the date hereof (collectively, the “Company Released Claims”); excluding, however, any obligations of the Holder arising from and relating to the period after the date hereof under the Warrants and the Surviving Provisions, which remain outstanding and in full force and effect in accordance with and subject to their respective terms.

(ii) Each of the Company, IGI and LVKI further covenants and agrees to never assert, commence or join in the pursuit of, or to encourage or solicit the assertion, commencement or pursuit of any Company Released Claim against any the Holder Released Party in any sort of proceeding before any governmental body or any arbitrator of any nature.  If any governmental body or arbitrator of any nature assumes jurisdiction over any proceeding against any Holder Released Party on behalf of an Company Releasing Party, such party will promptly after becoming aware of same request that such governmental body or arbitrator withdraw from or dismiss with prejudice any such proceeding.

(iii) Each of the Company, IGI and LVKI represents that it (1) has not commenced any proceeding against any of the Holder Released Parties with respect to the Company Released Claims, (2) has agreed to this release knowingly and voluntarily and in the total absence of any fraud, mistake, duress, coercion and/or undue influence, (3) is the sole lawful owner of its Company Released Claims, and (4) has not assigned, conveyed or otherwise transferred any Company Released Claims, or any interest therein, to any other person or entity.

(c) It is the intention of all parties that the foregoing releases be construed broadly as a total and unconditional release and covenant by each party hereto never to assert any Holder Released Claim or Company Released Claim, as applicable.

10. Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

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11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holder.

12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

13. Successors and Assigns. The rights, obligations and duties of the parties hereunder shall be personal and not assignable, transferable or delegable in any manner whatsoever.  Without limiting the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.  Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the parties to this Agreement, the Company Released Parties and the Holder Released Parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their respective successors and permitted assigns, the Company Released Parties and the Holder Released Parties.

14. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

15. Specific Performance.  The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy.  Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.  Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

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16. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York pertaining to agreements to be delivered and wholly performed within said State.

17. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

18. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

19. Usage.  Whenever the plural form of a word is used in this Agreement, that word will include the singular form of that word.  Whenever the singular form of a word is used in this Agreement, that word will include the plural form of that word.  The term “or” will not be interpreted as excluding any of the items described.  The term “include” or any derivative of such term does not mean that the items following such term are the only types of such items.

20. Merger.  This Agreement constitutes the final agreement between the parties.  It is the complete and exclusive expression of the parties’ agreement on the matters contained herein.  All prior and contemporaneous negotiations and agreements between the parties on the matters contained in the Agreement are expressly merged into and superseded by this Agreement.

21. Filing of Form 8-K.  On or before 9:30 am (NY time) on the fourth Trading Day immediately following the date hereof, the Company shall file the Current Report on Form 8-K attached hereto as Exhibit A; provided, that any delay or failure by the Company to file such Form 8-K due to the acts or omissions of any third party or due to events or circumstances, in each case beyond the control of the Company, shall not constitute a breach of this Section 21.  In addition, compliance by the Company with this Section 21 shall not be a condition to, or otherwise limit or impair in any manner whatsoever, the effectiveness of any provision of this Agreement, including Section 9.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LAS VEGAS GAMING, INC.

By: /s/ Bruce A. Shepard
Name: Bruce A. Shepard
Title: Chief Financial Officer

Address for Notice:
4000 Ali Baba
Las Vegas, Nevada 89118

IMAGINEERING GAMING, INC.

By: /s/ Bruce A. Shepard
Name: Bruce A. Shepard
Title: Chief Financial Officer

Address for Notice:
4000 Ali Baba
Las Vegas, Nevada 89118

LAS VEGAS KENO, INC.

By: /s/ Bruce A. Shepard
Name: Bruce A. Shepard
Title: Chief Financial Officer

Address for Notice:
4000 Ali Baba
Las Vegas, Nevada 89118

[SIGNATURE PAGE FOR HOLDER FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  CAMOFI MASTER LDC

Signature of Authorized Signatory of Holder:  /s/ Richard Smithline

Name of Authorized Signatory:  Richard Smithline

Title of Authorized Signatory: Director

Address for Notice:

c/o Centrecourt Asset Management LLC
350 Madison Avenue, 8th Floor
NYC, NY 10017

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